Exhibit 99.1

SigmaTron International, Inc. Signs Letter of Intent to Purchase Able Electronics, Inc., an Electronic Manufacturing Services Company

   ELK GROVE VILLAGE, Ill.--(BUSINESS WIRE)--March 29,
2005--SigmaTron International, Inc. (NASDAQ:SGMA), an electronic manufacturing services (EMS) company, today announced it has signed a non-binding letter of intent to purchase Able Electronics, Inc.
(Able), headquartered in Hayward California, with an additional manufacturing facility located in Tijuana, Mexico. Terms of the proposed transaction were not disclosed.
   Able is an ISO 9001:2000 certified, privately-held EMS company serving Original Equipment Manufacturers in the test and measurement, medical instruments, telecommunications, computer peripherals, industrial controls and genetic research industries. The company provides a complete range of EMS solutions from engineering development and prototyping to systems integration and test. Able offers medium-to-high volume, full turnkey manufacturing, test and logistical services.
   Peter Dennis, Able's President, said, "Combining with SigmaTron completes one of our strategic goals - increasing capabilities domestically while reducing time to market and total cost for our customer base. The Able team and I are excited about expanding our service offerings through the SigmaTron platform. With SigmaTron's international footprint, including a wholly-owned operation in China, we believe we will be in a position to offer our customers a wider range of solutions to their EMS requirements."
   Gary R. Fairhead, president and chief executive officer, said, "Able provides value through operational excellence and long-term relationships with its customers, which include many world-class companies that are leaders in their industries. This acquisition will give SigmaTron significant industry expertise in a number of new markets, which when combined with our existing customer base, will diversify and expand the number of industries we will serve. We believe that this transaction will benefit Able's customer base by allowing them access to low cost manufacturing locations through SigmaTron's global footprint. In summation, the acquisition of Able is consistent with SigmaTron's strategic goals of diversifying our markets served and our customer base as well as expanding the range of services we offer."

   Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Las Vegas, Nevada, Acuna, Mexico, Fremont, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

   Note: To the extent any statements in this press release statement may be deemed to be forward looking, such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business, including the Company's continued dependence on certain significant customers; that the transactions subject to a non-binding letter of intent will not be completed; the continued market acceptance of products and services offered by the Company and its customers; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company's operating results; the availability and cost of necessary components; the Company's ability to manufacture lead free assemblies by mid - 2006; regulatory compliance; the continued availability and sufficiency of the Company's credit arrangements; changes in U.S., Mexican or Chinese regulations affecting the Company's business; the continued stability of the Mexican and Chinese economic, labor and political conditions, currency fluctuations, and the ability of the Company to manage its growth, including expansion into China and securing financing for the operation in China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K, and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update or revise such statements in light of new information, future events or otherwise.

    CONTACT: SigmaTron International, Inc.
             Linda K. Blake, 800-700-9095